                                                                     EXHIBIT 4.3

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT is entered into as of September 4, 1996 among SNYDER COMMUNICATIONS, INC., a Delaware corporation (the "Company"), Snyder Marketing Services, Inc. (formerly known as Snyder Communications Inc.), a Delaware corporation ("SMS"), DANIEL M. SNYDER, MICHELE D. SNYDER, Gerald S. Snyder, ANTHONY O. ROBERTS, U.S. News College Marketing L.P., a Delaware limited partnership ("USN"), Allen & Company Incorporated, a New York corporation ("Allen & Co."), Susan K. Allen, Susan Strauss Breen, Barry Diller, Paul A. Gould, HAGC Partners, L.P., a Delaware limited partnership, Dan W. Lufkin, Dan Lufkin, Trustee for the Robert Brendan Marston 1995 Trust, Robert
A. Strauss, Robert S. Strauss, and Robert S. Strauss, as the Trustee of the Helen J. Strauss Trust (the "HJS Trust").

         WHEREAS, the Company was formed on June 25, 1996 to become the holding company of Snyder Communications, L.P., a Delaware limited partnership (the "Partnership"), and to consummate an initial public offering (the "IPO") of common stock, par value $.001 per share, of the Company (the "Company Common Stock");

         WHEREAS, SMS is the sole general partner of the Partnership, holding a 63.85% interest in the Partnership, and has issued 2,000 shares of common stock, par value $.001 per share (the "SMS Common Stock"), which represents all the issued and outstanding shares of capital stock of SMS;

         WHEREAS, set forth on Schedule A hereto are the names and the number of shares of SMS Common Stock held by each stockholder of SMS (each, an "SMS Stockholder" and collectively, the "SMS Stockholders"):

         WHEREAS, as a result of the 63.85% interest held by SMS in the Partnership, each issued and outstanding share of SMS Common Stock indirectly represents a 0.0319% interest in the Partnership;

         WHEREAS, set forth on Schedule B hereto are the names and the percentage of limited partnership interest ("L.P. Interest") held by each of the limited partners in the Partnership (each, a "Limited Partner" and collectively, the "Limited Partners"):

         WHEREAS, each of the SMS Stockholders wishes to exchange his or her shares of SMS Common Stock for shares of Company Common Stock, and each of the Limited Partners wish to exchange their L.P. Interests for shares of Company Common Stock, on the terms and conditions set forth below, and the Company wishes to exchange shares of Company Common Stock for all of the issued and outstanding shares of SMS Common Stock and all of the L.P. Interests, on the terms and conditions set forth below; and

         WHEREAS, pursuant to the exchange ratios hereinafter set forth, the rate at which each percentage interest in the Partnership will be exchanged for shares of the Company Common Stock will be the same for each of the Limited Partners and SMS, the corporate general partner;

         WHEREAS, following consummation of the exchange, the Company will hold directly all of the limited partnership interests in the Partnership and all of the issued and outstanding stock of SMS, which will remain the corporate general partner of the Partnership, and SMS, as the sole general partner of the Partnership and the Company, as the sole limited partner of the Partnership wish to continue the Partnership under the terms of the Amended and Restated Limited Partnership Agreement of Snyder Communications, L.P., dated as of August 18, 1993, as amended by a First Amendment dated as of May 18, 1995 (as amended, the "Partnership Agreement");

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EXCHANGE OF SMS COMMON STOCK AND L.P. INTERESTS FOR COMPANY COMMON STOCK.

         (a) Each of the SMS Stockholders hereby agrees to transfer to the Company, as of the date and time of the effectiveness of the IPO (the "Effective Time"), all of his or her right, title and interest in and to his or her SMS Common Stock in exchange for shares of Company Common Stock, at the rate of 9,404.59 shares of Company Common Stock for each share of SMS Common Stock, rounded to the nearest whole number of shares of Company Common Stock.

         (b) Each of the Limited Partners hereby agrees to transfer to the Company, effective as of the Effective Time, all of his, her or its right, title and interest in and to the L. P. Interest held by such person or entity in exchange for shares of Company Common Stock, at the rate of 294,584 shares of Company Common Stock for each one percent (1%) partnership interest in the Partnership, rounded to the nearest whole number of shares of Company Common Stock.

         (c) As of the Effective Time, each share of Company Common Stock that is issued and outstanding prior to the exchanges set forth in subsections (a) and (b) above will be automatically canceled, without the payment of any consideration to the holder thereof.

         2. CONSENT TO TRANSFER; CONTINUATION OF PARTNERSHIP. USN and SMS hereby consent to the transactions contemplated by Section 1 above and to the admission of the Company as a limited partner in the Partnership. The Company agrees to comply with the terms and provisions of the Partnership Agreement and the Delaware Act (as such term is defined in the Partnership Agreement) upon admission as a limited partner in the Partnership. SMS and the Company agree to continue the Partnership on and after the Effective Time as a limited partnership under the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act.

         3. REPRESENTATIONS AND WARRANTIES OF SMS STOCKHOLDERS. As a material inducement to each other SMS Stockholder, each of the Limited Partners and to the Company to enter into this Agreement, each of the SMS Stockholders, severally but not jointly, represents and warrants to each other SMS Stockholder, each Limited Partner and to the Company that each of the following representations and warranties is true and correct as of the date hereof and as of the Effective Time (to the same extent as if then made).

         3.1 AUTHORITY. Each of the SMS Stockholders represents and warrants that he or she has full capacity and authority necessary to execute, deliver and perform this Agreement and to perform his or her obligations hereunder. This Agreement is a valid and legally binding obligation of each of the SMS Stockholders, enforceable against each of them in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally or by general principles of equity (whether applied in a proceeding at law or in equity).

         3.2 CAPITALIZATION AND OWNERSHIP. The authorized capital stock of SMS consists of 3,000 shares of common stock, without stated par value, of which 2,000 shares are currently issued and outstanding. All of the issued and outstanding shares of SMS Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and owned beneficially by the SMS Stockholders, as set forth on Schedule A hereto, free and clear of any restrictions on transfer (other than restrictions imposed by federal or state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, or commitments. Each of the SMS Stockholders represents and warrants that there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, rights of first refusal or first offer, or other agreements or commitments to which SMS or such SMS Stockholder is a party or which are binding upon SMS or such SMS Stockholder providing for the issuance, disposition or acquisition of any of SMS's capital stock (other than this Agreement). Each SMS Stockholder represents and warrants that there are no voting trusts, proxies, or any other agreements or understandings with respect to voting its capital stock of SMS.

         3.3 NO VIOLATION OF LAWS OR AGREEMENTS. Each SMS Stockholder represents and warrants that neither the execution and delivery of this Agreement by such SMS Stockholder, nor the performance by such SMS Stockholder of his or her obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which such SMS Stockholder or SMS is subject, or (ii) conflict with or result in a breach of, constitute a default under, result in the acceleration of, or create in any person the right to accelerate, terminate, modify or cancel, or require notice under any agreement or instrument to which such SMS Stockholder or SMS is a party or by which such SMS Stockholder or any of SMS's assets are bound.

         3.4 INVESTMENT INTENT. Each of the SMS Stockholders is acquiring the shares of Company Common Stock for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Each of the SMS Stockholders acknowledges that the shares of Company Common Stock to be received in the exchange are not registered under the Securities Act or any applicable state securities law, and that such Company Common Stock may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable, and that the certificate representing the shares of Company Common Stock will bear appropriate legends to that effect.

         4. REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS. As a material inducement to each other Limited Partner, each of the SMS Stockholders and to the Company to enter into this Agreement, each of the Limited Partners, severally but not jointly, represents and warrants to each other Limited Partner, each of the SMS Stockholders and to the Company that each of the following representations and warranties is true and correct as of the date hereof and as of the Effective Time (to the same extent as if then made).

         4.1 AUTHORITY. Each of the individual Limited Partners represents and warrants that he or she has full capacity and authority necessary to execute, deliver and perform this Agreement and to perform his or her obligations hereunder. Each of the Limited Partners that is a corporation, trust or other entity represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of the Limited Partners that is an entity has been duly authorized by all necessary corporate, trust or other action on the part of such entity. This Agreement is a valid and legally binding obligation of each of the Limited Partners, enforceable against each of them in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally or by general principles of equity (whether applied in a proceeding at law or in equity).

         4.2 CAPITALIZATION AND OWNERSHIP. Each Limited Partner represents and warrants that its L.P. Interest is held of record and owned beneficially by such Limited Partner, as set forth on Schedule B hereto, free and clear of any restrictions on transfer (other than restrictions imposed by federal or state securities laws or the Partnership Agreement), claims, taxes, security interests, options, warrants, rights, contracts, calls, or commitments. Each Limited Partner represents and warrants that there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, rights of first refusal or first offer, or other agreements or commitments to which such Limited Partner is a party or which are binding upon such Limited Partner providing for the issuance, disposition or acquisition of an L.P. Interest in the Partnership (other than this Agreement). Each Limited Partner represents and warrants that there are no voting trusts, proxies, or any other agreements or understandings with respect to voting its L.P. Interest in the Partnership.

         4.3 NO VIOLATION OF LAWS OR AGREEMENTS. Each Limited Partner represents and warrants that neither the execution and delivery of this Agreement by such Limited Partner, nor the performance by such Limited Partner of its obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which such Limited Partner is subject, or (ii) conflict with or result in a breach of, constitute a default under, result in the acceleration of, or create in any person the right to accelerate, terminate, modify or cancel, or require notice under any agreement or instrument to which such Limited Partner is a party or by which such Limited Partner is bound.

         4.4 INVESTMENT INTENT. Each of the Limited Partners is acquiring the shares of Company Common Stock for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Each of the Limited Partners acknowledges that the shares of Company Common Stock to be received in the exchange are not registered under the Securities Act or any applicable state securities law, and that such Company Common Stock may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable, and that the certificate representing the shares of Company Common Stock will bear appropriate legends to that effect.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to each of the Limited Partners, and to each of the SMS Stockholders to enter into this Agreement, the Company represents and warrants to each Limited Partner and to each SMS Stockholder that each of the following representations and warranties is true and correct as of the date hereof and as of the Effective Time (to the same extent as if then made).

         5.1 AUTHORITY. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally or by general principles of equity (whether applied in a proceeding at law or in equity).

         5.2 DUE ISSUANCE OF COMPANY COMMON STOCK. All of the issued and outstanding shares of Company Common Stock have been duly authorized and, when issued pursuant to the terms of this Agreement, the shares of Company Common Stock to be issued pursuant to this Agreement will be validly issued, fully paid and nonassessable, free and clear of any restrictions on transfer (other than restrictions imposed by federal or state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, or commitments.

         5.3 NO VIOLATION OF LAWS OR AGREEMENTS. Neither the execution and delivery of this Agreement by the Company, nor the performance by it of its obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Company is subject, (ii) violate any provision of the Articles of Incorporation or Bylaws of the Company, (iii) conflict with or result in a breach of, constitute a default under, result in the acceleration of, or create in any person the right to accelerate, terminate, modify or cancel, or require notice under any agreement or instrument to which the Company is a party or by which the Company is bound, or (iv) result





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
in the creation or imposition of any lien, charge or encumbrance, security interest or restriction with respect to the Company's assets.

     6.      CLOSING.

         6.1 DATE AND TIME OF CLOSING. The closing (the "Closing") of the transactions contemplated in this Agreement will take place on the Effective Time. The Closing will be held at the offices of Shaw, Pittman, Potts and Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037.

         6.2     DELIVERIES AT CLOSING.

         (a) At Closing, each of the SMS Stockholders will deliver to the Company, free and clear of all liens, security interests, claim and encumbrances, certificates for his or her shares of SMS Common Stock, duly endorsed in negotiable form, with stock powers duly executed in blank and all requisite stock transfer stamps attached.

         (b) At Closing, each of the Limited Partners will deliver to the Company an Assignment of Limited Partner Interest, in form reasonably acceptable to the Company and the Limited Partner, evidencing the transfer by each such Limited Partner of his, her or its L.P. Interest in the Partnership, free and clear of all liens, security interests, claims, and encumbrances.

         (c) At Closing, the Company will deliver to each of the Limited Partners and to each of the SMS Stockholders, or as they may direct, certificates representing the number of shares of Company Common Stock into which the L.P. Interests held by such Limited Partner, or the SMS Common Stock held by such SMS Stockholder, has been exchanged, as set forth on Schedule C hereto, free and clear of all liens, security interests, claims, and encumbrances.

         6.3 IPO PRICING. The consummation of the IPO is subject to the approval by the holders of record of at least 85 percent of the issued and outstanding common stock of SMS (the identity of such holders to be determined immediately before the consummation of the Reorganization) of the price at which the Company Common Stock will be offered in the IPO.

     7. FURTHER ASSURANCES. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to the recordation in the Partnership books of the transfer of the L.P. Interests to the Company and the admission of the Company as a limited partner of the Partnership.

     8.      MISCELLANEOUS.

         8.1 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

         8.2 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

         8.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                 SNYDER COMMUNICATIONS, INC.


                                            /s/ Daniel M. Snyder
                                 ----------------------------------------------
                                 By:  Daniel M. Snyder
                                 Its:   Chairman, President and Chief Executive
                                 Officer



                                 SNYDER MARKETING SERVICES, INC.


                                            /s/ Daniel M. Snyder
                                 ----------------------------------------------
                                 By:  Daniel M. Snyder
                                 Its:  President


                                             /s/ Daniel M. Snyder
                                 ----------------------------------------------
                                 Daniel M. Snyder


                                            /s/ Michele D. Snyder
                                 ----------------------------------------------
                                 Michele D. Snyder



                                            /s/ Gerald S. Snyder
                                 ----------------------------------------------
                                 Gerald S. Snyder



                                             /s/ Anthony O. Roberts
                                 ----------------------------------------------
                                 Dr. Anthony O. Roberts

                                 U. S. NEWS COLLEGE MARKETING, L.P.

                                 By:  USN COLLEGE MARKETING, INC.
                                      its General Partner


                                            /s/ Fred Drasner
                                 ----------------------------------------------
                                 By:  Fred Drasner
                                 Its:  President


                                 ALLEN & COMPANY INCORPORATED

                                        /s/ Paul Gould
                                 ----------------------------------------------
                                 By:  Paul Gould

                                        /s/ Susan K. Allen
                                 ----------------------------------------------
                                 Susan K. Allen

                                        /s/ Susan Strauss Breen
                                 ----------------------------------------------
                                 Susan Strauss Breen

                                        /s/ Barry Diller
                                 ----------------------------------------------
                                 Barry Diller

                                        /s/ Paul Gould
                                 ----------------------------------------------
                                 Paul A. Gould

                                         /s/ Dan Lufkin
                                 ----------------------------------------------
                                 Dan W. Lufkin

                                          /s/ Dan Lufkin
                                 ----------------------------------------------
                                 Dan Lufkin
                                 Trustee, Robert Brendan Marston 1995 Trust

                                          /s/ Robert A. Strauss
                                 ----------------------------------------------
                                 Robert A. Strauss

                                           /s/ Robert S. Strauss
                                 ----------------------------------------------
                                 Robert S. Strauss
                                 Trustee, Helen J. Strauss Trust

                                   Schedule A

         Names and Numbers of Shares of Common Stock held by each of the Stockholders of Snyder Marketing Services, Inc.

                       ------------------------------------------------
                           NAME                      NUMBER OF SHARES
                       ------------------------------------------------
                       Daniel M. Snyder                    1,140
                       ------------------------------------------------
                       Michele D. Snyder                    400
                       ------------------------------------------------
                       Gerald S. Snyder                     400
                       ------------------------------------------------
                       Dr. Anthony O. Roberts               60
                       ------------------------------------------------

                                   Schedule B

         Names and Percentage Interest in Snyder Communications, L.P. held by each of the Limited Partners in the Partnership:

                   ----------------------------------------------------------
                        NAME                                    L.P. INTEREST
                   ----------------------------------------------------------
                   USN                                            33.1500%
                   ----------------------------------------------------------
                   Allen & Co.                                     0.8875%
                   ----------------------------------------------------------
                   Susan K. Allen                                  0.4500%
                   ----------------------------------------------------------
                   HAGC Partners                                   0.4500%
                   ----------------------------------------------------------
                   Paul A. Gould                                   0.4375%
                   ----------------------------------------------------------
                   Barry Diller                                    0.3000%
                   ----------------------------------------------------------
                   Dan W. Lufkin                                   0.1500%
                   ----------------------------------------------------------
                   Dan W. Lufkin, Trustee for the                  0.1250%
                   Robert Brendan Marston 1995 Trust
                   ----------------------------------------------------------
                   Susan Strauss Breen                             0.0500%
                   ----------------------------------------------------------
                   Robert A. Strauss                               0.0500%
                   ----------------------------------------------------------
                   Robert S. Strauss                               0.0500%
                   ----------------------------------------------------------
                   Robert S. Strauss, Helen                        0.0500%
                   J.Strauss Trust
                   ----------------------------------------------------------

                                   Schedule C

         Names of SMS Stockholders and Limited Partners and the Number of Shares of Company Common Stock into which each such holder's SMS Common Stock or L.P. Interest, as the case may be, will be exchanged.

                   ------------------------------------------------------------------
                              NAME                             NUMBER OF SHARES
                   ------------------------------------------------------------------
                   Daniel M. Snyder                                        10,721,237
                   ------------------------------------------------------------------
                   Michele D. Snyder                                        3,761,838
                   ------------------------------------------------------------------
                   Gerald S. Snyder                                         3,761,838
                   ------------------------------------------------------------------
                   Dr. Anthony O. Roberts                                     564,275
                   ------------------------------------------------------------------
                   USN                                                      9,765,460
                   ------------------------------------------------------------------
                   Allen & Co.                                                261,443
                   ------------------------------------------------------------------
                   Susan K. Allen                                             132,563
                   ------------------------------------------------------------------
                   HAGC Partners                                              132,563
                   ------------------------------------------------------------------
                   Paul A. Gould                                              128,881
                   ------------------------------------------------------------------
                   Barry Diller                                                88,375
                   ------------------------------------------------------------------
                   Dan W. Lufkin                                               44,188
                   ------------------------------------------------------------------
                   Dan W. Lufkin, Trustee for the                              36,823
                   Robert Brendan Marston 1995 Trust
                   ------------------------------------------------------------------
                   Susan Strauss Breen                                         14,729
                   ------------------------------------------------------------------
                   Robert A. Strauss                                           14,729
                   ------------------------------------------------------------------
                   Robert S. Strauss                                           14,729
                   ------------------------------------------------------------------
                   Robert S. Strauss, Trustee for                              14,729
                   the Helen J. Strauss Trust
                   ------------------------------------------------------------------